UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

APEX GLOBAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18640	95-4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	APEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Notice of Hearings Panel Delisting Decision

On November 3, 2020, Apex Global Brands Inc. (the “Company”) received a notice from the Nasdaq Hearings Panel (the “Panel”) that it has determined to delist the Company’s common stock from The Nasdaq Stock Market (“Nasdaq”) due to the Company’s compliance history and its delays in meeting previous compliance deadlines imposed by the Panel.  As a result of the Panel’s decision, Nasdaq will suspend trading of the Company’s common stock effective at the open of business on November 5, 2020.  Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the Securities Exchange Commission after applicable appeal periods have lapsed.

The Company does not plan to appeal the Panel’s determination to delist the Company’s common stock.  After the Company’s common stock is delisted from Nasdaq, the Company anticipates that its common stock will be quoted on the Pink Open Market of the OTC Markets Group.  Although the Company will seek to establish relationships with market makers to provide additional trading opportunities in the Company’s common stock, there can be no assurance that a market for the Company’s shares will develop.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX GLOBAL BRANDS INC.

November 5, 2020	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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